ADVISORY BOARD MEMBER CONSULTING AGREEMENT

THIS ADVISORY BOARD MEMBER CONSULTING AGREEMENT ("Agreement") is made as of 2020, by and between KRONOS Advanced Technologies, Inc., a Nevada corporation (the "Company"), and Mary Taylor ("Consultant/Director").

R EC I TA L S:

A. Company has formed an Advisory Board to assist it in evaluation of its research and development and business activities including but not limited to assist the Company to establish manufacturing and R&D projects in the State of Ohio.

B. Company wishes to engage the services of Consultant/Director, as a member of its Advisory Board. and to serve as an Independent Director, to provide the services set forth below, and Consultant/Director wishes to provide such services.

NOW, THEREFORE, in consideration of the covenants hereinafter stated, the parties agree as follows:

1 . Consulting Services. Consultant/Director shall provide general consulting services to Company (the "Services") as a member of its Advisory Board, to include:

a. Attending and participating an annual Advisory Board meeting (the meeting to last approximately two (2) days including travel; date, time and other details to be mutually agreed upon by the parties);

b. Attending (in person or telephonically) one (l) meetings each month with the Company's executives and/or senior staff (each meeting to last approximately h day; date, time and location to be mutually agreed upon by the parties);

c. Participating in conference calls with the Company's executives and/or senior staff on an "on-call" basis during normal business hours; and

d. Responding promptly to any phone calls or emails sent by the Company's executives and/or senior staff.

2. Consultant/Director Compensation: In consideration for entering into this Agreement and the Services rendered to the Company, the Company shall grant to Consultant/l)irector the Fifty Thousand (50,000) shares of Common Stock in consideration for services provided during attendance at meetings of the Advisory board the Company and an additional Twenty Thousand Shares (20,000) to be granted subject to approval by the Board of Directors of the Company at the beginning of each successive year of service, if the appointment to the Consultant is continued, for two subsequent years.

a. For services considered to be beyond the scope of Consultant/Director's role as Advisory Board Member there will be an additional shares compensation TBD and subject to Board Approval.

b. The Company shall also reimburse Consultant/Director for all reasonable out-of-pocket expenses actually incurred by Consultant/Director in performance of the Services; provided, however, that the expenses shall be first approved by Company. Consultant/Director shall present to Company supporting documentation and a detailed explanation of expenses incurred.

3.Proprietary Rights.

a. Proprietary Rights Created Outside of Performance of Services. Any and all inventions. discoveries. processes. ideas, methods. designs and know-how, whether or not patentable, which Consultant Director may conceive or make either alone or in conjunction with others, prior to the term of this Agreement or during the term of this Agreement that were not developed in connection with the Sen ices performed hereunder, shall remain the exclusive property throughout the world of Consultant Director.

b. Proprietary Rights Created in Performance of Services. All work arising from the Services performed hereunder and all materials and products developed or prepared for Company by Consultant Director in connection with the Services performed hereunder are the exclusive property throughout the world of Company. and all right, title and interest therein shall vest in Company. All documentation and other copyrightable materials developed or prepared by Consultant Director in connection with the Services performed hereunder shall be deemed to be "works made for hire" in the course of the Services rendered hereunder. To the extent that title to any works arising from the performance of the Services hereunder may' not, by operation of law, vest in Company, or such works may not be considered "works made for hire," all right, title and interest therein, including. without limitation. all copyrights, are hereby irrevocably assigned to Company. Any and all inventions, discoveries. processes, ideas, methods, designs and know-how, whether or not patentable, which Consultant Director may conceive or make either alone or in conjunction with others, during the term of this Agreement, which in any way pertain to or are connected with the Services, shall be the sole and exclusive property throughout the world of Company; and Consultant Director, whenever requested to do so by Company or any subsidiary and/or affiliate thereof, at Company's expense, and without further compensation or consideration, shall promptly execute any and all applications, assignments and other instruments and perform such acts which Company shall deem necessary or advisable in order to apply for and obtain copyrights, letters, patent and other applicable statutory protection throughout the world for said inventions. ideas and discoveries, and in order to assign and convey to Company the sole and exclusive right, title and interest throughout the world in and to said inventions, discoveries, processes, ideas, methods, designs and know-how, or any applications, copyrights or patents thereof.

4. Confidentiality. All inventions, ideas and discoveries which shall become Company's property pursuant to Paragraph 3 hereof shall be held secret and confidential by Consultant/Director. Further, during and after the performance by Consultant Director of the Services and the term of this Agreement, Consultant/Director will not use or disclose or allow anyone else to use or disclose to any third party any "Confidential Information" (as defined below) relating to Company, its products. its research and development, its supplies or customers and the Services to be provided hereunder except as may be necessary in the performance of the Services or as may be authorized in writing in advance by an appropriate officer of Company. Consultant Director acknowledges that the foregoing limitation expressly prohibits any use or disclosure of any Confidential Information by Consultant/Director pursuant to lectures or scientific or technical papers or publications. "Confidential Information" includes any trade secrets, confidential information, knowledge, data or other information of Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of Company or any clients, customers, Consultant/Directors, licensees or affiliates. "Confidential Information" shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no fault of Consultant/Director.

All written information, drawings, documents and other materials prepared by Consultant Director in the performance of the services hereunder shall Company's sole and exclusive property and will be delivered to Company expiration or termination of this Agreement. together with all Confidential Information, if any, that may have furnished to Consultant Director hereunder.

5. Other Agreements. Consultant Director hereby represents that Consultant Director is not a party to any other agreements or commitments that would hinder Consultant Director's performance of the Services, other than those disclosed to Company in advance of the execution of this Agreement.

6. Term and Termination. This Agreement shall commence on the date hereof and, unless earlier terminated as follows below, shall continue until one (1) year from the date hereof and shall automatically renew for additional one (1) year periods for up to three (3) subsequent years unless terminated earlier in accordance with the terms of this Agreement. Either party shall have the right to terminate this Agreement without cause upon thirty (30) days' prior written notice to the other party. The provisions of Paragraphs 3 and 4 shall survive and continue after expiration or termination of this Agreement.

7. Independent Contractor. Consultant Director is an independent contractor. Consultant Director shall not be deemed for any purpose to be an employee or agent of Company. and neither party shall have the posser or authority to bind the other party to any contract or obligation. Company shall not be responsible to Consultant Director or any governing body for any payroll-related taxes or insurance related to the performance of the terms of this Agreement.

8. Disclosure. Consultant Director acknowledges and agrees that Company may publicly disclose that Consultant Director is a member of Company's Advisory Board.

9. Assignment. Consultant Director may not assign any of his obligations hereunder without the prior 'Mitten consent of Company, which may be withheld in its sole discretion.

10. Notices. All notification and communications hereunder shall be in 'Miting. All notifications made to Company under this Agreement shall be made to the following address:

Kronos Advanced Technologies, Inc.
4768 Park Granada. suite 200B
Calabasas, CA 91302
Attn: Julius Toth, COO

All notifications made to Consultant Director shall be made to Consultant Director at the address set forth opposite Consultant Director's name on the signature page hereof.

I I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12. Modifications. No modification, amendment, supplement to or waiver of this Agreement shall be binding upon the parties hereto unless made in writing and duly signed by both parties.

13. Severability. In the event any one or more of the provisions of this Agreement s held to be invalid or otherwise unenforceable, the enforceability of the remaining provisions shall be unimpaired.

14. Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes any and all prior and contemporaneous oral and written agreements.

15. Counterparts. This Agreement may be executed in separate counterparts and shall become effective when the separate counterparts have been exchanged between the parties.

SIGNATURE PAGE:

Kronos Advanced Technologies, Inc.

Is/

____

Name/position: Julius Toth COO

CONSULTANT/DIRECTOR:

Name: Mary Taylor

Address: 3431 Parkview Blvd
[illegible] Ohio 44685

Email: mtatpar4@aol.com /s/